EXHIBIT 10.91
FIRST AMENDMENT TO THE
FIRST AMENDED AND RESTATED
UMPQUA BANK
ENDORSEMENT METHOD
SPLIT DOLLAR AGREEMENT
(By and Between UMPQUA BANK and CLINTON STEIN)

This First Amendment to the First Amended and Restated Umpqua Bank Endorsement Method Split Dollar Agreement (“Amendment”) hereby amends the prior First Amended and Restated Endorsement Method Split Dollar Agreement (“Original Agreement”, and as amended thereafter), previously entered into on March 2nd, 2022, by and between Columbia State Bank, which has since merged with and is now known as UMPQUA BANK (“Bank”) and CLINTON STEIN (“Insured"). This Amendment hereby amends the Original Agreement by and between the parties as follows:

1.    The following life insurance policies shall be added to page 1 of the Original Agreement and shall be subject to its terms: Lincoln National Life Insurance Company Policy #C0023730 and The Penn Mutual Life Insurance Company Policy #2730653.

2.    Paragraph 1.1 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

1.1    Accelerated Benefit/Terminal Illness. The term “Accelerated Benefit” shall mean amounts requested and received pursuant to any Policy(ies’) Terminal Illness rider permitting the policy owner or Insured access to portions of the eligible death benefit in the event Insured is diagnosed with a qualifying “Terminal” illness.

3.    Section 7 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

7.    ACCELERATED BENEFIT IN THE EVENT OF TERMINAL ILLNESS AND DIVISION OF CASH SURRENDER VALUE.

A.    In the event the Policy(ies) provides for such option through a Terminal Illness Rider and Insured satisfies the Policy requirements regarding what it means to be Terminally Ill, then provided that Insured has not yet Separated From Service, they shall have the right to request (in writing) and receive from the Policy(ies) an amount up to the benefit specified in Paragraph 6A; however, this amount shall be subject to any further limitation imposed by the Policy(ies) itself.

Insured shall have no ability to access the Terminal Illness Rider after they have Separated From Service.

B.    Any Accelerated Benefit paid to the Insured hereunder shall be deducted from any amounts to which Insured or their Beneficiary(ies) is (or may be) entitled pursuant to the provisions of Paragraph 6 of the Split Dollar Agreement.

C.    Neither Employer nor Corrigan & Company (PFIS) make any representations or warranties about the tax consequences of such a request for accelerated or living benefits.

In addition, and subject to the forgoing, at all times prior to the Insured’s death, the Bank shall be entitled to an amount equal to the Policy(ies)’s cash value, as that term is defined in the Policy(ies) contract, less any Policy loans, accelerated benefits and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Amendment as of the written date.

  UMPQUA BANK

/s/ ANDREW OGNALL
Authorized Bank Officer Signature

Executive Vi ce President/CHRO
Authorized Bank Officer Title

 Date:October 30, 2024

INSURED

/s/ CLINTON STEIN
Insured- Signature

Date: October 30, 2024

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